Exhibit 10.1

ACRES COMMERCIAL REALTY CORP.
2026 OMNIBUS EQUITY INCENTIVE PLAN

1.
Purposes of this Plan. The purpose of this Plan is to: (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide additional incentive to Employees, Directors and Consultants, and (iii) promote the success of the Company's business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase this interest, by permitting them to receive Shares of the Company. This Plan is adopted in connection with the internalization of the Company’s management structure and related transactions pursuant to that certain Agreement and Plan of Merger by and among the Company, ACRES Holding Sub LLC, ACRES Capital Corp. and ACRES Capital, LLC dated as of April 29, 2026. This Plan permits the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock-Based Awards.
2.
Definitions. As used in this Plan, the following definitions apply:
a.
"Administrator" means the Board or the Committee that administers this Plan, in accordance with Section 4 of this Plan.
b.
"Affiliate" means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
c.
"Applicable Laws" means the requirements relating to the administration of, and the issuance of securities under, equity-based awards or equity compensation plans, including, without limitation, the requirements of U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or may be, granted under this Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.
d.
"Acquiror" means the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be, in a Change in Control.
e.
"Award" means, individually or collectively, a grant under this Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock‑Based Awards.
f.
"Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Participant, including any amendments thereto. The Award Agreement may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of this Plan.
g.
"Board" means the Board of Directors of the Company.
h.
"Cause" means, with respect to a Participant's termination by the Company as a Service Provider, for "Cause" as such term (or word of like import) is expressly defined in a then-effective written employment, consulting or other similar agreement between the Participant and the Company. In the absence of an effective written agreement that contains a definition of Cause, the term Cause shall mean any of the following: (i) any act or omission by the Participant that constitutes a material breach by the Participant of any of his or her obligations under this Plan or an applicable Award Agreement; (ii) the Participant's conviction of, or plea of nolo contendere to, (A) any felony or (B) another crime involving dishonesty or moral turpitude or a crime which could reflect negatively upon the Company or otherwise impair or impede its operations; (iii) the Participant engaging in any misconduct, negligence, act of dishonesty, violence or threat of violence (including any violation of federal securities laws) that is injurious to the Company or any of its Affiliates; (iv) the Participant's material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company; (v) the Participant's refusal to follow the directions of his or her superiors; and (vi) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates. Notwithstanding anything in this Plan or in any Award Agreement to the contrary, if the Participant's status as a Service Provider is terminated without Cause, the Company shall have the sole discretion to later use after-acquired evidence to retroactively re-characterize the prior termination as a termination for Cause if such after-acquired evidence supports such an action. If after-acquired evidence would support a termination for Cause and the

Participant has already exercised an Optionor vested in an Award, the Participant agrees as a condition of his or her receiving the Option that the Company shall repurchase the Shares at the price paid by the Participant, and if instead the Award was granted with no purchase price, then the Award or Shares shall be immediately and automatically forfeited for no consideration, with or without the Participant's consent.
i.
"Change in Control" means, as defined in an agreement that addresses Change in Control and equity awards and was entered into by and between the Company and the Participant, and if not defined therein or no such agreement exists, then Change in Control means consummation of any of the following events:
i.
Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, or (B) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;
ii.
The sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effecting, including liquidation) other than (A) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (B) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the Company's shareholders;
iii.
A change in the composition of the Board during any twelve (12) consecutive month period the result of which is that fewer than a majority of the Directors are Incumbent Directors. For this purpose, "Incumbent Directors" are Directors who are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but does not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company); or
iv.
A merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
j.
"Code" means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations and administrative guidance promulgated thereunder.
k.
"Committee" means the Compensation Committee of the Board.
l.
"Common Stock" means the common stock of the Company.
m.
"Company" means ACRES Commercial Realty Corp., a Maryland corporation, and any successor to thereto.
n.
"Consultant" means any natural person, including an advisor, engaged by the Company or an Affiliate to render services to such entity.
o.
"Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code.
p.
"Director" means a member of the Board.
q.
"Disability" means either: (i) a total and permanent disability as defined in Section 22(e)(3) of the Code (applicable only to Incentive Stock Options); or (ii) the Participant (x) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (y) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Participants of the Company; or (z) is determined by the Social Security Administration to be disabled. Notwithstanding the foregoing, the Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its sole discretion.
r.
"Dividend Equivalent" means a credit, made at the sole discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant. Under no circumstances will the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right. Additionally, Dividend Equivalents will be subject to the same vesting terms, restrictions on transferability and forfeitability as the Award with respect to which they were paid.
s.
"Effective Date" means June 22,, 2026.
t.
"Employee" means any person, including officers, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director's fee by the Company is sufficient to constitute "employment" by the Company.
u.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
v.
"Fair Market Value" means, as of any date, the value of Common Stock determined as follows:
i.
If the Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value is the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
ii.
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock is the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
iii.
In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the foregoing to the contrary, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value will be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

w.
"Full Value Award" means Awards that are not Options or Stock Appreciation Rights and are settled by the issuance of Common Stock.
x.
"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.
y.
"Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement, or an intended Incentive Stock Option that does not so qualify.
z.
"Option" means an option to purchase Shares that is granted pursuant to this Plan in accordance with Section 7 hereof.
aa.
"Other Stock-Based Awards" means any other awards not specifically described in this Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12 of this Plan.
bb.
"Parent" means a "parent corporation" with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.
cc.
"Participant" means a Service Provider who has been granted an Award under this Plan or, if applicable, such other person who holds an outstanding Award.
dd.
"Performance Goals" means goals which have been established by the Administrator in connection with an Award and are based on one or more criteria as established by the Administrator in its sole discretion from time to time.
ee.
"Performance Period" means the time period during which the Performance Goals must be met.

ff.
"Performance Share" means Shares issued pursuant to a Performance Share Award under Section 11 of this Plan.
gg.
"Performance Unit" means, pursuant to Section 11 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.
hh.
"Plan" means this 2026 Omnibus Equity Incentive Plan, as amended from time to time.
ii.
"Restricted Stock" means Shares issued pursuant to a Restricted Stock Award under Section 8 of this Plan or issued pursuant to the early exercise of an Option.
jj.
"Restricted Stock Unit" means, pursuant to Section 10 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.
kk.
"Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b‑3, as in effect when discretion is being exercised with respect to this Plan.
ll.
"Section 16(b)" means Section 16(b) of the Exchange Act.
mm.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
nn.
"Service Provider" means a natural person that is an Employee, Director or Consultant.
oo.
"Share" means a share of Common Stock, as adjusted in accordance with Section 15 of this Plan.
pp.
"Stock Appreciation Right" or "SAR" means, pursuant to Section 9 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.
qq.
"Subsidiary" means a "subsidiary corporation" with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.
Stock Subject to this Plan.
a.
Stock Subject to this Plan. Subject to the provisions of Section 15 of this Plan, the maximum aggregate number of Shares that may be issued under this Plan is 1,432,172, all of which may be subject to Incentive Stock Option treatment. This is the sum total of (i) 975,000 Shares newly reserved for issuance under this Plan, plus (ii) any Shares that were authorized but not issued or subject to outstanding awards under the Third Amended and Restated Omnibus Equity Compensation Plan, adopted June 9, 2021 (the “Previous Plan”) as of the effective date of this Plan and that become available for issuance under this Plan pursuant to the terms of this Plan. Shares transferred from the Previous Plan to this Plan shall be available for the same purposes and subject to the same terms and conditions as other shares reserved under this Plan. For purposes of clarity, shares subject to awards under the Previous Plan that are forfeited, canceled, terminated, or expire without issuance shall also become available for issuance under this Plan. All of the 1,432,172 Shares issuable under the Plan may be available for Incentive Stock Option grant treatment. Shares will not be deemed to have been issued pursuant to this Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under this Plan will be reduced only by the number of Shares actually issued in such exercise or settlement. If a Participant pays the exercise price (or purchase price, if applicable) of a Full Value Award through the tender or withholding of Shares as full or partial payment of such exercise price, or if Shares are tendered or withheld to satisfy any withholding obligations of the Company related to a Full Value Award, the number of Shares so tendered or withheld will again be available for issuance pursuant to future Awards under this Plan. However, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares were repurchased on the open market with the proceeds of an Option exercise. For the avoidance of doubt, the full number of Shares of Common Stock underlying an Option or Stock Appreciation Right shall be counted against the Shares of Common Stock available for grant under this Plan, regardless of the number of Shares of Common Stock actually issued upon exercise of such Option or Stock Appreciation Right.
b.
Lapsed Awards. Notwithstanding anything herein to the contrary, any Shares related to Awards granted under the Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards pursuant to which Shares of Common Stock may not be issued, shall be available again for grant under this Plan.

c.
Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as are sufficient to satisfy the requirements of this Plan. The Shares may consist, in whole or in part, of authorized but unissued Shares, treasury shares or Shares reacquired by the Company in any manner.
d.
Shares under Plans of Acquired Companies. Shares issued or transferred pursuant to an Award granted in substitution for outstanding awards, or in connection with assumed awards, previously granted by a company or other entity acquired by the Company or with which the Company combines, shall not count against the limits in the first sentence of Section 3(a) hereof.
4.
Administration of this Plan.
a.
Procedure.
i.
Rule 16b-3. If a transaction is intended to be exempt under Rule 16b-3, then it will be structured to satisfy the requirements for exemption under Rule 16b-3.
ii.
Other Administration. Other than as provided above, this Plan will be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws.
iii.
Delegation of Authority for Day‑to‑Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of this Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
b.
Powers of the Administrator. Subject to the provisions of this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, the Administrator has the authority, in its discretion to:
i.
determine the Fair Market Value of Awards;
ii.
select the Service Providers to whom Awards may be granted under this Plan;
iii.
determine the number of Shares or cash to be covered by each Award granted under this Plan;
iv.
determine when Awards are to be granted under this Plan and the applicable date of grant;
v.
approve forms of Award Agreements for use under this Plan;
vi.
determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the purchase price, the time or times when Awards may be exercised (which may be based on Performance Goals), any acceleration of vesting or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, may determine;
vii.
determine and approve Performance Goals and Performance Period for Awards and whether, or to the extent of which, such Performance Goals were met during its respective Performance Period.
viii.
reduce, with or without Participant consent, the exercise price of any Award to the then-current Fair Market Value (or a higher value) if the Fair Market Value of the Common Stock covered by such Award has declined since the date the Award was granted;
ix.
construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;
x.
prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to the creation and administration of sub-plans established for the purpose of satisfying applicable laws of jurisdictions other than the United States;
xi.
amend the terms of any outstanding Award, including the discretionary authority to extend the post‑termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, but any amendment that would adversely affect the Participant's rights under an outstanding Award will not be made without the Participant's written consent; provided further, however, that no amendment may be implemented that would reduce the exercise price of, reprice or cancel and re-grant outstanding stock options without a prior affirmative vote of the Company’s stockholders;
xii.
allow Employees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award up to the number of Shares or cash having a Fair Market Value equal to the amount required to be withheld up to the maximum individual income tax rate in the applicable jurisdiction. The Fair Market Value of any Shares to be withheld is to be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have Shares or cash withheld for this purpose are to be made in such form and under such conditions as the Administrator may deem necessary or advisable;
xiii.
authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
xiv.
allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;
xv.
determine whether Awards are to be settled in Shares, cash or in a combination of Shares and cash;
xvi.
determine whether Awards are to be adjusted for Dividend Equivalents;
xvii.
create Other Stock-Based Awards for issuance under this Plan;
xviii.
establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under this Plan;
xix.
impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;
xx.
establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award;
xxi.
interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan and any instrument or agreement relating to an Award;
xxii.
to correct administrative errors; and
xxiii.
make all other determinations that the Administrator deems necessary or advisable for administering this Plan.

The express grant in this Plan of any specific power to the Administrator will not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board.

c.
Effect of Administrator's Decision. The Administrator's decisions, determinations, actions and interpretations will be final, conclusive and binding on all persons having an interest in this Plan.
d.
Indemnification. The Company must defend and indemnify the Indemnitees to the maximum extent permitted by law against (i) all reasonable expenses, including reasonable attorneys' fees incurred in connection with the defense of any Claim to which any of them is a party by reason of any action taken or failure to act in connection with this Plan, or in connection with any Award granted under this Plan; and (ii) all amounts required to be paid by them in settlement of a Claim (provided the settlement is approved by the Company) or required to be paid by them in satisfaction of a judgment in any Claim. However, no person will be entitled to indemnification to the extent it is determined in such Claim that such person did not in good faith and in a manner reasonably believed to be in the best interests of the Company (or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful). In addition, to be entitled to indemnification, the Indemnitee must, within thirty (30) days after written notice of the Claim, offer the Company, in writing, the opportunity, at the Company's expense, to defend the Claim. This right to indemnification is in addition to all other rights of indemnification available to the Indemnitee. For purposes of this Section 4(d), (y) the term "Claim" shall mean any claim, investigation, action, suit or proceeding, and any appeal therein, and (z) the term "Indemnitee" means members of the Board, the Committee, the Administrator, officers and Employees of the Company or of an Affiliate to whom authority to act for the Board, the Committee, the Administrator or the Company is delegated under this Plan.
5.
Eligibility. With the exception of Incentive Stock Options, Awards may be granted to Employees, Directors, and Consultants. Incentive Stock Options may be granted only to Employees.
6.
Limitations.
a.
$100,000 Limitation for Incentive Stock Options. Each Option must be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, the excess portion of such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Options with respect to such Shares are granted.
b.
Non-Employee Director Annual Limits. The grant date fair value (determined for financial reporting purposes) of all Awards denominated in Common Stock granted in any calendar year to a Service Provider who is a Director will not exceed $750,000.
c.
Individual Limits. The maximum aggregate number of Shares with respect to which all Awards, other than Dividend Equivalents, may be made under this Plan to any individual during any calendar year shall be 1,000,000 Shares, subject to adjustment as described in Section 15 of the Plan. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $350,000. The individual limits described in this section (b) shall apply without regard to whether the Awards are to be paid in Shares or in cash. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the Shares to which the cash payment relates.
d.
Minimum Vesting Schedule. Each Award issued under this Plan shall have a minimum vesting period of not less than one (1) year; provided, however, that no minimum vesting period shall apply with respect to grants of up to five percent (5%) of the amount designated in Section 3(a) above, subject to adjustment as provided in Section 15(a).
e.
Repricing and Reload Options Prohibited. Except as provided in Section 15(a) (entitled "Adjustments"), and as an additional clarification to the latter language contained in Section 4(b)(x), the Company may not, without obtaining stockholder approval: (i) amend or modify the terms of any outstanding Option or SAR to reduce the exercise price of such outstanding Option or SAR; (ii) cancel, exchange or permit or accept the surrender of any outstanding Option or SAR in exchange for an Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR; or (iii) cancel, exchange or permit or accept the surrender of any outstanding Option or SAR in exchange for any other Award, cash or securities for purposes of repricing such Option or SAR.
f.
Dividends and Dividend Equivalents. The Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or Dividend Equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and Dividend Equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine; provided, however, all dividends or Dividend Equivalents payable with respect to any Full Value Award shall be credited with additional cash dividends subject to such Award and accrue additional Dividend Equivalents, and will vest and be paid to the Participant in cash only if and when, and to the extent that, such Award vests and/or is paid. Under no circumstances will dividends or Dividend Equivalents be granted with respect to Stock Options or Stock Appreciation Rights granted under the Plan.
7.
Options.
a.
Grant of Options. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, may determine.
b.
Option Agreement. Each grant of an Option must be evidenced by an Award Agreement that specifies the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions (if any) applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
c.
Term of Option. The term of each Option must be stated in the Award Agreement. In the case of an Incentive Stock Option, the term must be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option must be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

d.
Option Exercise Price and Consideration.
i.
Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option is to be determined by the Administrator, subject to the following:
1.
In the case of an Incentive Stock Option:
a.
granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price must be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
b.
granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price must be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
2.
In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator, but must not be less than the Fair Market Value per Share on the date of grant unless the terms of such Nonstatutory Stock Option comply with Section 409A of the Code.
3.
Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
ii.
Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. The Administrator may, in its sole discretion, accelerate the satisfaction of such conditions at any time.
e.
Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:
i.
cash or cash equivalents;
ii.
check;
iii.
in the discretion of the Administrator, surrendering or attesting to the ownership of Shares that are already owned by the Participant that meet the conditions established by the Administrator to avoid adverse accounting consequences, valued at their Fair Market Value on the date the Option is exercised;
iv.
in the discretion of the Administrator, payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the exercise price and/or any withholding taxes;
v.
in the discretion of the Administrator, through a "net exercise" such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (A) the number of Shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share. The number of net Shares to be received shall be rounded down to the nearest whole number of Shares;
vi.
in the discretion of the Administrator, a reduction in the amount of any Company liability to the Participant;
vii.
in the discretion of the Administrator, any combination of the foregoing methods of payment; or
viii.
in the discretion of the Administrator, any other consideration and method of payment for the issuance of Shares permitted by Applicable Laws.
f.
Exercise of Option.
i.
Procedure for Exercise; Rights as a Shareholder. Any Option granted under this Plan will be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding), and (z) all representations and documents reasonably requested by the Administrator. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option must be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment is to be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 or the applicable Award Agreement. Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
ii.
Termination of Relationship as a Service Provider (Other than Death or Disability). If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after the Participant ceasing to be a Service Provider, the vested portion of such Option will be exercisable for three (3) months after the Participant ceases to be a Service Provider (other than upon the Participant's death or Disability). Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date the Participant ceases to be a Service Provider (other than upon the Participant's death or Disability), then immediately thereafter, the Shares covered by the unvested portion of the Option shall be forfeited. Additionally, if the Participant does not exercise his or her Option as to all of the vested Shares within the time period specified herein, then immediately thereafter, the Option will terminate and the Shares covered by the unexercised portion of the Option shall be forfeited.
iii.
Disability of Participant. If a Participant ceases to be a Service Provider as a result of his or her Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after the Participant ceasing to be a Service Provider as a result of his or her Disability, the vested portion of such Option will be exercisable for twelve (12) months after the Participant ceasing to be a Service Provider as a result of his or her Disability. Unless otherwise provided by the Administrator, if the Participant is not vested as to the Participant's entire Option on the date he or she ceases to be a Service Provider as a result of his or her Disability, then immediately thereafter, the Shares covered by the unvested portion of the Option shall be forfeited. Additionally, if the Participant does not exercise his or her Option as to all of the vested Shares within the time period specified herein, then immediately thereafter, the Option will terminate and the Shares covered by the unexercised portion of the Option shall be forfeited.
iv.
Death of Participant. If a Participant dies while a Service Provider, the vested portion of the Option may be exercised within the time period specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his or her death; provided that such designation must be acceptable to the Administrator. If no beneficiary has been designated by the Participant, then the vested portion of the Option may be exercised by the personal representative of the Participant's estate, or by the persons to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after a Participant's death, the vested portion of such Option will be exercisable for twelve (12) months after his or her death. Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date he or she ceases to be a Service Provider as a result of the Participant's death, then immediately thereafter, the Shares covered by the unvested portion of the Option shall be forfeited. Additionally, if the Participant's beneficiary, personal representative or permitted transferee does not exercise the Option as to all of the vested Shares within the time period specified herein, then immediately thereafter, the Option will terminate.
8.
Restricted Stock.
a.
Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, determines.
b.
Restricted Stock Agreement. Each Award of Restricted Stock must be evidenced by an Award Agreement that specifies the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
c.
Removal of Restrictions. The Administrator may, in its sole discretion, accelerate the time at which any restrictions will lapse or be removed.
d.
Voting Rights. Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

9.
Stock Appreciation Rights.
a.
Grant of SARs. Subject to the terms and conditions of this Plan, a SAR may be granted to a Service Provider at any time and from time to time as may be determined by the Administrator, in its sole discretion. The Administrator has complete discretion to determine the number of SARs granted to any Service Provider. Subject to the provisions of Section 6(b), the Administrator has complete discretion to determine the terms and conditions of SARs granted under this Plan, including the sole discretion to accelerate exercisability at any time, but the per Share exercise price that will determine the amount of the payment the Company receives upon exercise of a SAR will not be less than the Fair Market Value per Share on the date of grant unless the terms of such SAR comply with Section 409A of the Code.
b.
SAR Agreement. Each SAR grant must be evidenced by an Award Agreement that specifies the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
c.
Expiration of SARs. A SAR granted under this Plan will expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement; but no SAR may be exercisable later than ten (10) years after the date of grant. Notwithstanding the foregoing, Sections 7(f)(ii), 7(f)(iii) and 7(f)(iv) also apply to SARs.
d.
Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
i.
The difference between the Fair Market Value of a Share on the date of exercise and the exercise price; by
ii.
The number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

10.
Restricted Stock Units.
a.
Grant of Restricted Stock Units. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, determines.
b.
Restricted Stock Unit Agreement. Each Award of Restricted Stock Units must be evidenced by an Award Agreement that specifies the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
c.
Removal of Restrictions. The Administrator may, in its sole discretion, accelerate the time at which any restrictions will lapse or be removed.
d.
Voting Rights. Participants holding Restricted Stock Units shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
11.
Performance Units and Performance Shares.
a.
Grant of Performance Units and Performance Shares. Subject to the terms and conditions of this Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as may be determined by the Administrator in its sole discretion. The Administrator has complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.
b.
Value of Performance Units and Performance Shares. Each Performance Unit and Performance Share must have an initial value established by the Administrator on or before the date of grant. Each Performance Share must have an initial value equal to the Fair Market Value of a Share on the date of grant.
c.
Performance Goals and Other Terms. The Administrator may set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units and Performance Shares that will be paid out to the Participant. Each award of Performance Units or Performance Shares must be evidenced by an Award Agreement that specifies the Performance Period and such other terms and conditions as the Administrator in its sole discretion may determine. The Administrator may set Performance Goals based upon the achievement of Company‑wide, divisional, or individual goals (including solely continued service), or any other basis determined by the Administrator in its sole discretion.
d.
Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined by the Administrator as a function of the extent to which the corresponding Performance Goals have been achieved. After the grant of Performance Units or Performance Shares, the Administrator may, in its sole discretion, reduce or waive any performance objectives for the Performance Units or Performance Shares.
e.
Form and Timing of Payment of Performance Units. Payment of earned Performance Units, if any, will be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares or in a combination of cash and Shares.
f.
Cancellation of Performance Units or Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares will be forfeited to the Company, and the Shares subject to such Awards (if any) will again be available for grant under this Plan as set forth in Section 3.
12.
Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under this Plan and/or cash awards made outside of this Plan. The Administrator has authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards are to be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, including any dividend or distribution rights and whether the Award should be paid in cash.
13.
Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted under this Plan will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Affiliate. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three (3) months after the expiration of the leave of absence, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14.
Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant. If the Administrator makes an Award transferable, such Award may contain such additional terms and conditions as the Administrator deems appropriate.
15.
Adjustments; Dissolution or Liquidation; Change in Control.
a.
Adjustments. In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non‑recurring dividends or distributions, recapitalization, merger, consolidation, spin‑off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment will be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under this Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits contained in Sections 3 and 6(b). Notwithstanding the preceding sentence, the number of Shares subject to any Award always will be a whole number.

b.
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practical prior to the effective date of the proposed transaction. The Administrator, in its sole discretion, may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to the transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award will lapse with respect to one hundred percent (100%) of the Shares underlying such Award, and that any Award vesting will accelerate in full, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such liquidation or dissolution.
c.
Change in Control.
i.
Effect of Change in Control upon Awards. Unless the Administrator specifies otherwise in the terms of an Award Agreement, an employment agreement, executive compensation agreement or similar agreement prior to a Change in Control, this Section 15(c)(i) shall govern the treatment upon or following a Change in Control of any Award, the vesting and/or settlement of which is based solely upon continued employment or service or the passage of time. In the case of an Award subject to this Section 15(c)(i) that the acquiring or surviving company in the Change in Control assumes upon and maintains immediately following the Change in Control (which Award shall be adjusted as to the number and kind of Shares as may be determined appropriate by the Administrator prior to the Change in Control), if there occurs an involuntary termination without Cause of the Participant holding such Award or a voluntary termination of the Participant’s employment or service for Good Reason within twelve (12) months following the Change in Control, such Award shall be treated as provided in clause (1) or (2) of this Section 15(c)(i), as applicable. In the case of an Award subject to this Section 15(c)(i) that the acquiring or surviving company in the Change in Control does not assume upon the Change in Control, immediately prior to the Change in Control such Award shall be treated as provided in clause (i) or (ii) of this Section 15(c)(i), as applicable. The treatment provided for under this Section 15(c)(i) is as follows:
1.
Options and SARs. In the case of an Option or a SAR, the Participant shall have the ability to exercise such Option or SAR, including any portion of the Award not previously exercisable, until the earlier of the expiration of the Option or SAR under its original term and a date that is one year (or such longer post-termination exercisability term as may be specified in the applicable Award Agreement) following such date of termination of employment or service; and
2.
Full Value Awards. In the case of a Full Value Award, the Award shall become fully vested and shall be settled in full.

Administrator may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award as it deems appropriate in connection with any proposed Change in Control.

ii.
Effect of Change in Control upon Performance Units and Performance Shares. Unless the Administrator specifies otherwise in the terms of an Award Agreement, an employment agreement, executive compensation agreement or similar agreement prior to a Change in Control, the treatment of any Award in which the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on achievement of a Performance Goal shall be as specified in this Section 15(c)(ii). In the case of an Award subject to this Section 15(c)(ii), upon the occurrence of a Change in Control, the Participant shall be deemed to have satisfied any performance-based vesting criteria at the target level (as determined by the Administrator prior to the Change in Control), and following the Change in Control any such Award shall continue to vest based on the time-based vesting criteria, if any, to which the Award is subject. In addition, any Award subject to this Section 15(c)(ii) that the acquiring or surviving company in the Change of Control assumes and maintains immediately following the Change in Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Administrator prior to the Change of Control), if there occurs an involuntary termination without Cause of the Participant holding such Award or a voluntary termination of such Participant’s employment or service for Good Reason within twelve (12) months following the Change in Control, such Award shall be treated as provided in clause (1) or (2) of Section 15(c)(i), as applicable. In the case of an Award subject to this Section 15(c)(ii) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change in Control such Award shall be treated as provided in clause (1) or (2) of Section 15(c)(i), as applicable.
iii.
Other Adjustments. Other provisions may be made by the Administrator relating to any Award which the Administrator deems equitable, including but not limited to, adjusting the terms of an Award to reflect the Change in Control or causing the Award to be assumed, or new rights to be substituted therefore, by another entity.
16.
Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or a later date as is determined by the Administrator. The Administrator will provide a notice of the determination to each Participant within a reasonable time after the date of such grant.

17.
Board and Shareholder Approval; Term of Plan. This Plan will become effective upon the later to occur of (i) its adoption by the Board, (ii) its approval by the Company's shareholders, and (iii) the Effective Date. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18.
18.
Amendment and Termination of this Plan.
a.
Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan.
b.
Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. To the extent it is desired to grant Incentive Stock Options under this Plan, then approval of this Plan by the shareholders of the Company must occur within twelve (12) months before or after the date this Plan is adopted by the Board. Such approval by shareholders of the Company shall be obtained in the degree and manner required under Applicable Law. Incentive Stock Options may be granted, but Incentive Stock Options may not be exercised, prior to approval of this Plan by shareholders of the Company.
c.
Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of this Plan will materially or adversely impair the rights of any Participant, unless otherwise mutually agreed upon by the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of this Plan will not affect the Administrator's ability to exercise the powers granted to it under this Plan with respect to Awards granted under this Plan prior to the date of termination. No Shares shall be issued or sold under this Plan after the termination thereof, except upon exercise of an Award granted prior to the termination of this Plan. Notwithstanding the foregoing, or anything in this Plan to the contrary, the Administrator shall have unilateral authority to amend an Award, without Participant consent, to the minimum extent necessary to comply with Section 409A of the Code and such amendment shall not be deemed to materially impair the rights of such Participant.
19.
Conditions upon Issuance of Shares.
a.
Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be subject to the approval of counsel for the Company with respect to such compliance.
b.
Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.
c.
Taxes. As a condition to the exercise or settlement of an Award, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable withholding taxes arising in connection with the exercise or settlement of an Award under the laws of U.S. federal, state, local or non-U.S. jurisdictions. The Company shall not be required to issue any Shares under this Plan until the foregoing obligations are satisfied. Without limiting the generality of the foregoing, upon the exercise or settlement of any Award, the Company shall have the right to withhold taxes from any compensation or other amounts that the Company may owe to the Participant, or to require the Participant to pay to the Company the amount of any taxes that the Company may be required to withhold with respect to the Shares issued to the Participant. Without limiting the generality of the foregoing, the Administrator in its sole discretion may authorize the Participant to satisfy all or part of any withholding tax liability by: (i) having the Company withhold from the Shares that would otherwise be issued upon the exercise or settlement of an Award up to that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, sufficient to satisfy the withholding obligations based on the maximum individual income tax rate in the applicable jurisdiction; and/or (ii) delivering to the Company previously owned and unencumbered Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the amount of the Company's withholding tax liability to be so satisfied. Subject to the preceding sentence, the exercisability or settlement of any Award Agreement shall be determined by the Administrator in its sole discretion.
20.
Severability. Notwithstanding any contrary provision of this Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or any Award Agreement are invalid, illegal, or unenforceable in any respect, such provision will be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of this Plan or Award, as applicable, will not in any way be affected or impaired thereby.
21.
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.
22.
No Rights to Awards. No Participant, eligible Service Provider, or other person shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of a Service Provider, Participant, or holders or beneficiaries of Awards under this Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
23.
No Shareholder Rights. Except as otherwise provided in an Award Agreement, a Participant has none of the rights of a shareholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.
24.
Fractional Shares. No fractional Shares will be issued and the Administrator will determine, in its sole discretion, whether cash will be paid in lieu of fractional Shares or whether such fractional Shares will be eliminated.
25.
Governing Law. This Plan, all Award Agreements, and all related matters, are to be governed by the laws of the State of New York without regard to choice of law principles that direct the Applicable Laws of another state.
26.
No Effect on Terms of Employment or Consulting Relationship; Coordination with Any Employment Agreement. This Plan does not confer upon any Participant any right as a Service Provider, nor does it interfere in any way with his or her right or the right of the Company or an Affiliate to terminate the Participant's service at any time, with or without Cause, and with or without notice. If a Service Provider has an employment agreement with the Company that addresses vesting of outstanding Awards or the post-termination exercise period of outstanding Options and such terms in the employment agreement conflict with the terms of an Award Agreement, then such terms in the employment agreement shall prevail over the conflicting terms in the Award Agreement.
27.
No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any Participant acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
28.
Section 409A. It is the intention of the Company that no Award be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and this Plan and the terms and conditions of all Awards are to be interpreted accordingly. The following rules will apply to Awards that are intended to comply with Section 409A:
a.
Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a "specified employee" (as defined under Section 409A(a)(2)(B)(i) of the Code) will occur no earlier than the expiration of the six‑month (6) period following such separation from service.
b.
In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in this Plan or Award Agreement or other governing document, the distribution will be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.
c.
Each payment that a Participant may receive with respect to a 409A Award will be treated as a "separate payment" for purposes of Section 409A of the Code.
29.
Construction. Headings in this Plan are included for convenience and are not to be considered in the interpretation of this Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan is to be construed according to its fair meaning and is not to be strictly construed against the Company.

30.
Compensation Recoupment. All compensation and Awards payable or paid under this Plan and any sub-plans will be subject to the Company's ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations or rules promulgated thereunder, or any other "clawback" provision required by applicable law or the listing standards of any applicable stock exchange or national market system.